Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT:

Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Executive V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Tuesday, April 20, 2010

GLIMCHER REPORTS FIRST QUARTER 2010 RESULTS

•	Quarterly mall store sales increased by 4% during the first quarter 2010

•	Positive re-leasing spreads of 11% over prior rental rate

•	Completed refinancing of 2010 mortgage debt maturities

COLUMBUS, OH – April 20, 2010 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the first quarter ended March 31, 2010.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

Net loss to common shareholders during the first quarter of 2010 was $3.6 million, or $0.05 per share, as compared to a loss of $3.6 million, or $0.09 per share, in the first quarter of 2009.  Funds From Operations (“FFO”) during the first quarter of 2010 was $16.4 million compared to $18.7 million in the first quarter of 2009.  On a per share basis, FFO during the first quarter of 2010 was $0.23 per share compared to $0.46 per share for the first quarter of 2009.

“We are pleased with the significant progress made during the first quarter in enhancing the company’s balance sheet and liquidity,” stated Michael P. Glimcher, Chairman of the Board and CEO.  “Furthermore, the strong performance of our mall portfolio during the quarter continues to validate the quality of our assets,” added Mr. Glimcher.

First Quarter Earnings Highlights

•
Total revenues were $75.8 million in the first quarter of 2010 compared to total revenues of $78.3 million for the first quarter of 2009. The $2.5 million decrease in total revenue primarily relates to a decrease of $0.9 million in gains on the sale of depreciable real estate, a $0.6 million decrease in fee income resulting from the consolidation of Scottsdale Quarter® beginning in 2010, a $0.3 million decrease in sales of outparcels and reduced revenue of $0.8 million related to the malls that were deconsolidated due to the sale of a majority interest in the Lloyd Center and WestShore Plaza to the Blackstone Group® late in the first quarter of 2010.

Glimcher Realty Trust

•
Net loss to common shareholders was $3.6 million in both the first quarter of 2010 and 2009.  Unfavorable variances related to increased net interest expense of $1.9 million primarily associated with the modified credit facility and the consolidation of Scottsdale Quarter® and lower net operating income of $0.9 million from the company’s malls.  Offsetting these items was lower depreciation expense of $2.9 million which primarily related to tenant improvement write offs during 2009 associated with tenant bankruptcies.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of the malls held through a joint venture, decreased 2.1% for the quarter ended March 31, 2010 from the quarter ended March 31, 2009.

•
Store average rents for the Core Malls (Core Malls are malls held for investment including wholly-owned and joint venture properties) were $26.65 per square foot (“psf”) at March 31, 2010, a 1.4% decrease from $27.04 psf at March 31, 2009.  Re-leasing spreads for the leases signed during the first quarter of 2010 were up 11% with base rents averaging $32.70 psf.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Occupancy for stores in the Core Malls at March 31, 2010 was 90.5% compared to 91.3% at March 31, 2009.  Overall occupancy for Core Malls which includes anchors was 92.6% at March 31, 2010, flat compared to March 31, 2009.

•
Average store sales in the Core Malls decreased 1.4% to $342 psf for the twelve months ending March 31, 2010 compared to $347 psf for the twelve months ending March 31, 2009, but increased on a sequential basis by 2.4% compared to $334 psf for the twelve months ending December 31, 2009.  Average store sales represent retail sales for mall stores of 10,000 square feet or less that reported sales in the most recent twelve month period.

•
Comparable store sales for company’s Core Malls during the three months ending March 31, 2010 compared to the three months ending March 31, 2009 increased by 3.9%, but decreased 3.5% for the twelve months ending March 31, 2010 compared to the same period in 2009.  Comparable sales compare only those stores with sales in each respective period ending March 31, 2010 and March 31, 2009.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at March 31, 2010 (including the company’s pro-rata share of joint venture debt) was 71.3% based on the common share closing price of $5.07, as compared to 80.6% at December 31, 2009 based on the common share closing price of $2.70.  Debt with fixed interest rates represented approximately 83.1% of the company’s total outstanding borrowings at March 31, 2010, as compared to 82.1% as of December 31, 2009.

•
The company completed the extension and modification of its credit facility in March 2010.  The modification included option provisions for the company to extend the credit facility’s maturity date through December 2012, subject to satisfaction of certain conditions.

•
In March 2010, the company closed on the previously announced transaction whereby The Blackstone Group® acquired a 60% interest in two existing mall properties: Lloyd Center in Portland, Oregon and WestShore Plaza in Tampa, Florida.  The transaction generated net proceeds of approximately $60 million to the company after considering debt assumption and typical closing costs.  These proceeds were used to reduce amounts outstanding under the company’s credit facility.

•
The company closed on the refinancing of Polaris Towne Center in March 2010 and The Mall at Johnson City in April 2010.  Both loans have 10-year terms, are non-recourse and have a fixed interest rate of 6.76%.  The re-financings generated over $20 million of excess proceeds that were used to reduce borrowings under the company’s credit facility.

Glimcher Realty Trust

2010 Outlook

The company maintains previously issued guidance and estimates diluted net loss per share to be in the range of $(0.17) to $(0.11) for the year ending December 31, 2010 and expects diluted FFO per share to be in the range of $0.76 to $0.82 for the year ending December 31, 2010.

A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for 2010 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.17)	$(0.11)
Add: Real estate depreciation and amortization*	0.94	0.94
Less: Gain on sales of properties	(0.01)	(0.01)
Estimated diluted FFO per share	$0.76	$0.82

* wholly owned properties and pro rata share of joint ventures

For the second quarter of 2010, the company estimates diluted net loss per share to be in the range of ($0.11) to $(0.08) and diluted FFO per share to be in the range of $0.13 to $0.16.  A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for the second quarter of 2010 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.11)	$(0.08)
Add: Real estate depreciation and amortization*	0.24	0.24
Estimated diluted FFO per share	$0.13	$0.16

* wholly owned properties and pro rata share of joint ventures

The company continues to look to opportunistically raise additional capital as market conditions may warrant, consistent with the company's long-term objectives.  Such potential activity is not factored into the above guidance.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale. The company may also discuss FFO as adjusted.  The adjusted FFO may exclude non-cash items that are infrequent in nature.   Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and company management to measure operating performance of the company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Glimcher Realty Trust

First Quarter Conference Call

Glimcher’s first quarter investor conference call is scheduled for 11 a.m. ET on Wednesday, April 21, 2010.  Those wishing to join this call may do so by calling 866.202.3109, Passcode 36155346.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately two hours after the Earnings Call through midnight May 14, 2010 by dialing 888.286.8010, Passcode 75442575, or you can access the webcast replay on the Investor Relations page of the website.  Supplemental information about the first quarter operating results is available on the company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended March 31,
Statement of Operations	2010	2009

Total revenues (1)	$75,767	$78,341
Total expenses	(54,890)	(57,613)
Operating income	20,877	20,728
Interest expense, net	(20,781)	(18,884)
Equity in loss of unconsolidated real estate entities, net	(424)	(357)
(Loss) income from continuing operations	(328)	1,487
Discontinued operations:
Impairment charges, net	-	(183)
Adjustment to gain on sold property	(215)	-
Loss from operations	(51)	(781)
Net (loss) income	(594)	523
Allocation to noncontrolling interest (3)	1,306	281
Less: Preferred stock dividends	(4,359)	(4,359)
Net loss to common shareholders	$(3,647)	$(3,555)

Reconciliation of Net Loss to Common
Shareholders to Funds From Operations		Per Diluted		Per Diluted
		Common Share		Common Share
Net loss to common shareholders	$(3,647)		$(3,555)
Allocation to noncontrolling interest (GPLP unit holders)	(160)		(281)
	(3,807)	$(0.05)	(3,836)	$(0.09)
Real estate depreciation and amortization	19,347	0.27	22,526	0.55
Equity in loss of unconsolidated real estate entities, net	424	0.01	357	0.01
Pro-rata share of joint venture funds from operations	723	0.01	1,149	0.03
Gain on sale of real estate assets, net	(332)	(0.01)	(1,482)	(0.04)
Funds From Operations	$16,355	$0.23	$18,714	$0.46

Weighted average common shares outstanding - basic	68,782		37,864
Weighted average common shares outstanding - diluted (2)	71,768		40,850

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.05)		$(0.07)
Discontinued operations per common share	$(0.00)		$(0.02)
Loss per common share	$(0.05)		$(0.09)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.05)		$(0.07)
Discontinued operations per diluted common share	$(0.00)		$(0.02)
Loss per diluted common share	$(0.05)		$(0.09)
Funds from operations per diluted common share	$0.23		$0.46

(1) Includes a $547,000 and $1.482 million gain on sale of depreciable assets in the quarter ending March 31, 2010 and March 31, 2009, respectively.
(2) FFO per share in 2009 and 2010 has been calculated using 40,866 and 71,958 common shares which includes common stock equivalents.
(3) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders.

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	March 31,	December 31,
	2010	2009

Investment in real estate, net	$1,564,705	$1,669,761
Total assets	$1,660,268	$1,849,912
Mortgage notes and other notes payable	$1,366,454	$1,571,897
Debt / Market capitalization	68.3%	79.6%
Debt / Market capitalization including pro-rata share of joint ventures	71.3%	80.6%

	March 31,	March 31,
	2010	2009
Occupancy:
Core Malls (1):
Mall Anchors	93.8%	93.3%
Mall Stores	90.5%	91.3%
Total Core Mall Portfolio	92.6%	92.6%

Malls excluding Joint Ventures (2):
Mall Anchors	92.5%	92.0%
Mall Stores	90.0%	90.7%
Mall Portfolio excluding joint ventures	91.6%	91.5%

Average Base Rents:
Core Malls (1):
Mall Anchors	$6.51	$6.54
Mall Stores	$26.65	$27.04

Malls excluding Joint Ventures (2):
Mall Anchors	$5.87	$5.89
Mall Stores	$27.10	$27.35

(1) Mall properties including joint ventures and excluding held for sale mall.
(2) Excludes mall properties held for sale and malls that are held in a joint venture as of 3/31/2010.